                                                                               .
                                                                               .
                                                                               .
                                                                     Exhibit 3.1

Document processing fee
  If document is filed on paper                   $125.00
  If document is filed electronically             $ 50.00
Fees & forms/cover sheets
  are subject to change.
To file electronically, access instructions
  for this form/cover sheet and other
  information or print copies of filed
  documents, visit www.sos.state.co.us
  and select Business Center.

                                                 ABOVE SPACE FOR OFFICE USE ONLY


                             ARTICLES OF AMENDMENT
    filed pursuant to Section 7-90-301, et seq. and Section 7-110-106 of the
                       Colorado Revised Statues (C.R.S.)

ID number:                            19871678300

1. Entity Name:

                                      TDI HOLDING CORPORATION
                                      ------------------------------------------
                                       (if changing the name of the corporation,
                                        indicate name BEFORE the name change)

2. New Entity Name:
   (if applicable)
                                      The Fashion House Holding, Inc.
                                      ------------------------------------------


3. Use of Restricted Words (if any    [ ] "bank" or "trust" or any derivative
   of these terms are contained in        thereof
   an entity name, true name of an    [ ] "credit union"  [ ] "savings and loan"
   entity, trade name or trademark    [ ] "insurance", "casualty", "mutual", or
   stated in this document, mark          "surety"
   the applicable box):

4. Other amendments, if any, are
   attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of
   duration as amended is less than
   perpetual, state the date on
   which the period of duration
   expires:
                                      -----------------------------
                                              (mm/dd/yyyy)

     OR

   If the corporation's period of duration as amended is perpetual, mark this box: [X]

7. (Optional) Delayed effective
   date:
                                      -----------------------------
                                              (mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the
   individual(s) causing the document
   to be delivered for filing:        Littman      Michael
                                      ------------------------------------------
                                       (Last)      (First)   (Middle)  (Suffix)


                                      7609 Ralston Road
                                      ------------------------------------------
                                              (Street name and number or
                                               Post Office information)


                                      Arvada         CO       80002
                                      ------------------------------------------
                                      (City)       (State)   (Postal/Zip Code)


                                                     United States
                                      ------------------------------------------
                                      (Province)    (Country)

  (The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box // and include and attachment stating the name and address of such individuals.)


DISCLAIMER:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

ARTICLE TWO: The following articles are amended as set forth here: (identify by article number and attach additional pages if necessary): Article Five: This
Article is hereby amended to add as the last paragraph as follows: Each share of issued and outstanding common stock as of August 29, 2005, is reverse split on a 21.8 to one basis such that each old share represent 1/21.8 of a new share. A surrender of the old share certificate is required to be made by each shareholder in order to receive a new certificate reflecting the reverse split except for those certificates held in "Street Name." The new split adjusted share certificates will be transmitted to the shareholders of record upon surrender of old certificates. No shareholder shall be reversed below 100 shares, and no shareholder owning less than 100 shares shall be reversed. Fractional interest shall be rounded up to net whole share. All shares shall be rounded up to the nearest whole.